SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): August 23, 2004

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 7.01    Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	May '04	Jun '04	Jul `04
Process Control	0 to +5	+5	+10 to +15
Industrial Automation	+10 to +15	+15 to +20	+15 to +20
Electronics and Telecom	+15 to +20	+15 to +20	+15 to +20
HVAC	>20+	>20+	+15 to +20
Appliance and Tools	+5 to +10	+5 to +10	+5 to +10
Total Emerson	+10 to +15	+10 to +15	+10 to +15

July ‘04 Order Comments:

Strong orders continued across the company with favorable currency exchange rates contributing approximately 1.5 percentage points of the total +10% to +15% increase.

Process Control experienced strong orders across the majority of businesses in measurement and analytical, valves and regulators, and systems and solutions.

Orders in Industrial Automation stayed strong in the United States with continued increases across nearly all the businesses in this segment.

Orders in the Electronics and Telecommunications segment stayed strong in the U.S. and Asia across the OEM and systems businesses.

HVAC orders reflect continued gains worldwide and solid market demand.

Orders in the Appliance and Tools segment continued to be positive led by the storage and motor businesses.

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Upcoming Investor Events

September 14, 2004 — Morgan Stanley Industrial Conference
       Time:  4:15 pm Eastern Standard Time
       Presenter:  David N. Farr, Chief Executive Officer

September 24, 2004 — Prudential Financial Conference
       Time:  8:30 am Eastern Standard Time
       Presenter:  David N. Farr, Chief Executive Officer
       Presentation: Will be posted at the presentation starting time in the Investor Relations section of
       Emerson's web site at www.gotoemerson.com/financial.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate web site as they occur.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: August 23, 2004	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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